Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2021, relating to the consolidated financial statements as of and for the years ended December 31, 2020 and 2019 of Communications Systems, Inc. and subsidiaries appearing in Communications Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Baker Tilly US LLP

Minneapolis, Minnesota

February 22, 2022